certification

Abhay Deshpande, President/Principal Executive Officer, and Philip Santopadre, Treasurer/Principal Financial Officer of Centerstone Investors Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2019 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer                               Treasurer/Principal Financial Officer

Centerstone Investors Trust                                             Centerstone Investors Trust

/s/ Abhay Deshpande                                                  /s/ Philip Santopadre

Abhay Deshpande                                                  Philip Santopadre

Date: 12/6/19                                                   Date: 12/6/19

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Centerstone Investors Trust and will be retained by the Centerstone Investors Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.